EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated January 4, 2005 (except for Note 12, for which the date is January 19, 2005), accompanying the consolidated financial statements and schedule included in the Annual Report of Versata, Inc. on Form 10-K for the year ended October 31, 2004. We hereby consent to the incorporation by reference of said report in the previously filed Registration Statements of Versata, Inc. on Form S-8 (File Nos. 333-36602, 333-70946, 333-70954, 333-110551 and 333-113529).

/S/ GRANT THORNTON, LLP
Grant Thornton, LLP

San Jose, California

January 26, 2005